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                                  Exhibit 23.2


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                                                                    Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

 We consent to the use in this Amendment No. 1 to the Registration Statement of Brake Headquarters U.S.A., Inc. on Form S-3 of our report dated March 20, 1998 on the financial statements of Brake Headquarters U.S.A., Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 20, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                       DELOITTE & TOUCHE LLP


Stamford, Connecticut
May 7, 1998